Exhibit 10.100

MODUS MEDIA INTERNATIONAL

June 26, 2003

Via Facsimile (011-31-33-253-9879)

and Overnight Delivery

Mr. Ronald Seijsener

Account Manager Lease

Bouwfonds Property Finance

Westerdorpsstraat 66

3871 AZ Hoevolsken

The Netherlands

Re:	Extension of Second Amendment to Lease and Waiver Letter dated December 3, 2002

Dear Ronald:

I am writing with regard to the Second Amendment to Lease and Waiver Letter dated December 3, 2002 by and between Modus Media International, BV (“MMI BV”), Modus Media International, Inc. (“Modus”) and BPF Onroerend Goed Lease en Financleringen BV (“BPF”), with respect to a certain lease dated February 4, 2000, as amended October 18, 2001, and including a Corporate Guarantee.

MMI BV and Modus would like to extend the Waiver Period, as defined in the Second Amendment and Waiver Letter, to and including September 30, 2003.

Please acknowledge BPF’s agreement to this extension of the Waiver Period by having this letter countersigned below. If you have any questions or concerns, feel free to contact me.

Sincerely,

/s/ Leo S. Vannoui

Leo S. Vannoui

Vice President and Treasurer

ACKNOWLEDGED AND AGREED TO THIS 30th DAY OF JUNE 2003.

/s/ Illegible
Bouwfonds Property Finance, as agent for BPF Onroerend Goed Lease en Financleringen BV By, Hereunto duly authorized,

690 Canton Street

Westwood, MA 02090

T 781 407 2000 / F 781 407 3800

www.modusmedia.com